UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2009
CYCLACEL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500 Berkeley Heights, New Jersey	07922

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (908) 517-7330
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 24, 2009, Cyclacel Pharmaceuticals, Inc., a Delaware corporation (“Cyclacel” or the “Company”), amended its Committed Equity Financing Facility (“CEFF”) by entering into Amendment No. 1 (the “Amendment”) to the Common Stock Purchase Agreement, dated as of December 10, 2007, with Kingsbridge Capital Limited (“Kingsbridge”).
Pursuant to the Amendment, the Company may, subject to certain conditions, require Kingsbridge to purchase shares of common stock at a price that is between 80% and 94% of the volume weighted average price for each trading day during an eight-day pricing period. Additionally, the Company may access capital under the CEFF in maximum draw downs of (i) 4.0% of Cyclacel’s market capitalization at the time of the draw down, with respect to the first draw down, (ii) 3.0% of Cyclacel’s market capitalization at the time of the draw down with respect to one draw down per calendar quarter beginning on February 1, 2010, and (iii) 2.0% of Cyclacel’s market capitalization at the time of the draw down with respect to all other draw downs. Finally, the parties revised the interest rate applicable to any outstanding Make Whole Amount (as defined in the Amendment) that may arise out of the Company’s failure to deliver draw down shares on time from five percent (5%) per annum to a rate equal to the greater of (i) the prime rate of interest then in effect as published by the Wall Street Journal plus three percent (3%) and (ii) ten percent (10%).
In connection with the Amendment, the Company issued an amended and restated warrant (the “Warrant”) to Kingsbridge to purchase 175,000 shares of Cyclacel’s common stock at an exercise price of $1.40 per share, which represents 175% of the closing bid price of Cyclacel’s common stock on the date prior to the date on which the Amendment was signed. The Warrant amends and restates the original warrant issued by Cyclacel to Kingsbridge in connection with the CEFF. No other changes were made to the original warrant.
The description of terms and conditions of the Amendment and the Warrant set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Amendment and the Warrant, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Number	Description

4.1	Amended and Restated Warrant to purchase Common Stock, dated as of November 24, 2009, issued by the Company to Kingsbridge Capital Limited.

10.1	Amendment No. 1 to Common Stock Purchase Agreement, dated as of November 24, 2009, by and between the Company and Kingsbridge Capital Limited.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.
By:	/s/ Paul McBarron
	Name:	Paul McBarron
	Title:	Executive Vice President — Finance, Chief Financial Officer and Chief Operating Officer
Date: November 25, 2009

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Warrant to purchase Common Stock, dated as of November 24, 2009, issued by the Company to Kingsbridge Capital Limited.

10.1	Amendment No. 1 to Common Stock Purchase Agreement, dated as of November 24, 2009, by and between the Company and Kingsbridge Capital Limited.